SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2003

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Swanson Road, Boxborough, MA	01719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 263-8000

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events.

Cytyc Corporation announced on January 16, 2003 that its Board of Directors authorized an additional $50 million for the company’s stock repurchase program. The press release announcing this increase is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits

The exhibit filed as part of this Current Report on form 8-K is listed on the Exhibit Index immediately preceding such exhibit, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ PATRICK J. SULLIVAN
Patrick J. Sullivan Chairman, Chief Executive Officer, and President
Date: January 17, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 16, 2003.